Exhibit 15

May 8, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: Ford Motor Company Registration Statements Nos. 2-95018, 2-95020,
33-14951, 33-19036, 33-36043, 33-36061, 33-39402, 33-50194, 33-50238,
33-54275, 33-54283, 33-54348, 33-54735, 33-54737, 33-55847, 33-58255,
33-61107, 33-62227, 33-64605, 33-64607, 333-02735, 333-20725, 333-27993,
333-28181, 333-31466, 333-37396, 333-37536, 333-37542, 333-38580,
333-38586, 333-40258, 333-40260, 333-46295, 333-47443, 333-47445,
333-47733, 333-49545, 333-49547, 333-52399, 333-56660, 333-57596,
333-57598, 333-58695, 333-58697, 333-58701, 333-61882, 333-61886,
333-65703, 333-70447, 333-71380, 333-72476, 333-72478, 333-74313,
333-85138, 333-86127, 333-87619, 333-87990, 333-100910, 333-101293,
333-104063, 333-104064, 333-105674, 333-110105, 333-113584, 333-113608, 333-115339, 333-115340, 333-
123251, 333-123252, 333-126865 and 333-132156 on Form S-8 and Nos. 333-67209 and 333-75214 on Form S-3.

Commissioners:

We are aware that our report dated May 8, 2006 on our review of interim financial information of Ford Motor Company (the "Company") for the three month period ended March 31, 2006 and 2005 included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 is incorporated by reference in the aforementioned Registration Statements.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan